UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): (December 31, 2022)

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3310, North Tower, Zhengda Center, No. 20, Jinhe East Road,Chaoyang District Beijing, People’s Republic of China	100020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 10-59246103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SISI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 30, 2022, Shineco Life Science Research Co., Ltd. (“Subsidiary”), a company established under the laws of China and indirect wholly owned subsidiary of Shineco, Inc. (the “Company”) closed the acquisition of 51% of the issued equity interests of Changzhou Biowin Pharmaceutical Co., Ltd., a company established under the laws of China (“Biowin”) pursuant to the previously announced stock purchase agreement, dated as of October 21, 2022, among Beijing Kanghuayuan Medicine Information Consulting Co., Ltd., a company established under the laws of China (“Seller”) Biowin, the Company and Subsidiary (the “Agreement”).

As the consideration for the acquisition, the Company paid to Seller US $9 million in cash and the Company issued 3,260,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to the equity holders of Biowen or any persons designated by Biowen.

According to the Supplementary Agreement, dated as of December 30, 2022, by and among the Subsidiary, the Seller and Biowin, the Seller enjoys 51% of the issued equity interests of Biowin before January 1, 2023, and will transfer the 51% of the issued equity interests of Biowin together with its controlling rights of production and operation of Biowin to the Subsidiary from January 1, 2023.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the Shares issued to the equity holders of Seller in Item 2.01 of this Report is incorporated by reference into this Item 3.02. The Company issued an aggregate of 3,260,000 Shares pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering pursuant to Regulation S under the Securities Act to non-United States residents who are not a “U.S. person” as defined in Rule 902(k) of Regulation S and are not acquiring the Shares for the account or benefit of any U.S. person.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report is required to be filed.

(d) Exhibits:

Exhibit No.	Description

10.1*	Stock Purchase Agreement, dated as of October 21, 2022, by and among Shineco, Inc., Shineco Life Science Research Co., Ltd., Beijing Kanghuayuan Medicine Information Consulting Co., Ltd. and Changzhou Biowin Pharmaceutical Co., Ltd.
10.2	Supplementary Agreement to the Stock Purchase Agreement, dated as of December 30, 2022, by and among Beijing Kanghuayuan Medicine Information Consulting Co., Ltd., Shineco Life Science Research Co., Ltd. and Changzhou Biowin Pharmaceutical Co., Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101).

*Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2023

SHINECO, INC.

By:	/s/ Jennifer Zhan
Name:	Jennifer Zhan
Title:	Chief Executive Officer